Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of EQRx, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 10, 2022	/s/ Melanie Nallicheri	President, and Chief Executive Officer
	Melanie Nallicheri	(Principal Executive Officer)

November 10, 2022	/s/ Jami Rubin	Chief Financial Officer (Principal Financial and Accounting Officer)
Jami Rubin

A signed original of this written statement required by Section 906 has been provided to EQRx, Inc. and will be retained by EQRx, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.